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                                                                  Exhibit (5)(k)

                                  ARMADA FUNDS

                               ADVISORY AGREEMENT



         AGREEMENT made as of November 19, 1997 between ARMADA FUNDS, a Massachusetts business trust, located in Oaks, Pennsylvania (the "Trust") and NATIONAL CITY BANK, located in Cleveland, Ohio (the "Adviser").


         WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and


         WHEREAS, the Trust desires to retain the Adviser as investment adviser to the Money Market, Treasury, Government, Tax Exempt, Pennsylvania Tax
Exempt, National Tax Exempt, Fixed Income, GNMA, Intermediate Government, Equity Growth, Equity Income, Mid Cap Regional, Ohio Tax Exempt and Pennsylvania Municipal Funds (individually, a "Fund" and collectively, the "Funds");


         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1. DELIVERY OF DOCUMENTS. The Adviser acknowledges that it has received copies of each of the following:

                  (a) The Trust's Declaration of Trust, as filed with the State Secretary of the Commonwealth of Massachusetts on January 29, 1986 and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

                  (b) The Trust's Code of Regulations, and amendments thereto (such Code of Regulations, as presently in effect and as it shall from time to time be amended, is herein called the "Code of Regulations");

                  (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;

                  (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the



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                           Securities and Exchange Commission ("SEC") on
                           September 26, 1985 and all amendments thereto;

                  (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-488) and under the 1940 Act as filed with the SEC on September 26, 1985 and all amendments thereto; and

                  (f) The Trust's most recent prospectuses and statements of additional information with respect to the Funds (such prospectuses and statements of additional information, as presently in effect and all amendments and supplements thereto are herein called individually, a "Prospectus", and collectively, the "Prospectuses").

                  The Trust will furnish the Adviser from time to time with execution copies of all amendments of or supplements to the foregoing.

         2. SERVICES. The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. Intending to be legally bound, the Adviser accepts such appointment and agrees to furnish the services required herein to the Funds for the compensation hereinafter provided.

                  Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in each Fund. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees applicable to such Fund.

         3. SUBCONTRACTORS. It is understood that the Adviser may from time to time employ or associate with itself such person or persons as the Adviser may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. Without limiting the generality or the foregoing, it is agreed that investment advisory service to any Fund may be provided by a subcontractor agreeable to the


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         Adviser and approved in accordance with the provision of the 1940 Act.
         Any such sub-advisers are hereinafter referred to as the "Sub-Advisers." In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without further shareholder approval. Notwithstanding the employment of any Sub-Adviser, the Adviser shall in all events: (a) establish and monitor general investment criteria and policies for the fund; (b) review investments in each fund on a periodic basis for compliance with its fund's investment objective, policies and restrictions as stated in the Prospectus; (c) review periodically any Sub-Adviser's policies with respect to the placement of orders for the purchase and sale of portfolio securities; (d) review, monitor, analyze and report to the Board of Trustees on the performance of any Sub-Adviser; (e) furnish to the Board of Trustees or any Sub-Adviser, reports, statistics and economic information as may be reasonably requested; and (f) recommend, either in its sole discretion or in conjunction with any Sub-Adviser, potential changes in investment policy.

         4. COVENANTS BY ADVISER. The Adviser agrees with respect to the services provided to each Fund that it:

                  (a) will comply with all applicable Rules and Regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;

                  (b) will use the same skill and care in providing such services as it uses in providing services to similar fiduciary accounts for which it has investment responsibilities;

                  (c) will not make loans to any person to purchase or carry shares in the Funds, or make interest-bearing loans to the Trust or the Funds;

                  (d) will maintain a policy and practice of conducting its investment management activities independently of the Commercial Departments of all banking affiliates. In making investment recommendations for the Funds, personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for the Funds' accounts are customers of the Commercial Department. In dealing with commercial customers, the Commercial Department will not inquire or take into consideration whether securities of those customers are held by the Funds;



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                  (e)      will place orders pursuant to its investment
                           determinations for the Funds either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Adviser will use its best efforts to seek on behalf of the Trust and each Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to any Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will fund securities be purchased from or sold to the Adviser, any Sub-Adviser, SEI Investments Distribution Co. ("SEI") (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, Sub-Adviser, or SEI (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for any Fund, the Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such



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                           aggregation is not inconsistent with the policies set
                           forth in the Trust's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients;

                  (f) will maintain all books and records with respect to the securities transactions for the Funds and furnish the Trust's Board of Trustees such periodic and special reports as the Board may request; and

                  (g) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

         5. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         7. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.


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         8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser from the assets belonging to the Funds and the Adviser will accept as full compensation therefor fees, computed daily and paid monthly, at the following annual rates: .35% of the average daily net assets of the Money Market Fund; .35% of the average daily net assets of the Government Fund; .30% of the average daily net assets of the Treasury Fund; .35% of the average daily net assets of the Tax Exempt Fund; .40% of the average daily net assets of the Pennsylvania Tax Exempt Fund; .55% of the average daily net assets of the Ohio Tax Exempt Fund; .55% of the average daily net assets of the Pennsylvania Municipal Fund; .55% of the average daily net assets of the Fixed Income fund; .55% of the average daily net assets of the GNMA Fund; .55% of the average daily net assets of the Intermediate Government Fund; .75% of the average daily net assets of the Mid Cap Regional Fund; .75% of the average daily net assets of the Equity Growth Fund; and .75% of the average daily net assets of the Equity Income Fund.


                  The fee attributable to each Fund shall be the several (and not joint or joint and several) obligation of each Fund.

                  If in any fiscal year the aggregate expenses of a Fund (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Adviser will reimburse the Trust for such excess expenses to the extent described in any written undertaking provided by the Adviser to such state.

         9. LIMITATION OF LIABILITY. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         10. DURATION AND TERMINATION. This Agreement will become effective with respect to each Fund upon approval of this Agreement by vote of a majority of the outstanding voting securities of each such Fund, and, unless sooner terminated as provided herein, shall continue in effect until September 30, 1998. Thereafter, if not terminated, this Agreement shall continue in effect with respect to a particular Fund for successive twelve month periods ending on September 30,



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         PROVIDED such continuance is specifically approved at least annually
         (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the particular Fund), or by the Adviser on 60 days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to a Fund until approved by vote of a majority of the outstanding voting securities of that Fund.

         12. MISCELLANEOUS. The Adviser expressly agrees that notwithstanding the termination of or failure to continue this Agreement with respect to a particular Fund, the Adviser shall continue to be legally bound to provide the services required herein for the other Funds for the period and on the terms set forth in this Agreement. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

         13. NAMES. The names "ARMADA FUNDS" and "Trustees of ARMADA FUNDS" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "ARMADA FUNDS" entered into in the name or on behalf thereof by any



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         of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                            ARMADA FUNDS

                                            By: /S/ Herbert R. Martens, Jr.
                                               -------------------------------
                                            Title: President
                                                  ----------------------------
                                            NATIONAL CITY BANK

                                            By: /S/ Kathie R. Barr
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                                            Title: Vice President
                                               -------------------------------

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